Exhibit 10.4

                               PURCHASE AGREEMENT

                             DATED OCTOBER 23, 1996

                       AMONG ESQUIRE COMMUNICATIONS LTD.,

                         ANTARES LEVERAGED CAPITAL CORP.

                                       AND

           GOLDER, THOMA, CRESSEY, RAUNER FUND IV, LIMITED PARTNERSHIP


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                          TABLE OF CONTENTS

                                                                      PAGE

1.       Authorization and Closing......................................1
         1A.      Authorization of the Preferred Stock..................1
         1B.      Purchase and Sale of the Preferred Stock..............1
         1C.      Option to Purchase Preferred Stock....................1
         1D.      The Closing...........................................2

2.  Conditions of Each Purchaser's Obligation at the Closing............3
         2A.      Representations and Warranties; Covenants.............3
         2B.      Certificate of Incorporation..........................3
         2C.      Certificate of Designation............................3
         2D.      Registration Agreement................................3
         2E.      Stockholders Agreement................................3
         2F.      Sale of Preferred Stock to Each Purchaser.............3
         2G.      Termination, Amendment or Waiver of Certain
                    Agreements..........................................3
         2H.      Securities Law Compliance.............................4
         2I.      Opinion of the Company's Counsel......................4
         2J.      Closing Documents.....................................4
         2K.      Proceedings...........................................4
         2L.      Waiver................................................5
         2M.      Expenses..............................................5

3.  Covenants...........................................................5
         3A.      Financial Statements and Other Information............5
         3B.      Inspection of Property................................7
         3C.      Restrictions..........................................7
         3D.      Affirmative Covenants................................10
         3E.      Compliance with Agreements...........................11
         3F.      Current Public Information...........................11

4.       Transfer of Securities........................................11
         4A.      General Provisions...................................11
         4B.      Opinion Delivery.....................................11
         4C.      Rule 144A............................................12
         4D.      Legend Removal.......................................12
         4E.      Restrictions on Transfer of Preferred Stock..........12

5.       Preemptive Rights.............................................13
         5A.      General Provisions...................................13
         5B.      Exceptions...........................................14
         5C.      Termination of Preemptive Rights.....................14

6.       Representations and Warranties of the Company.................14
         6A.      Organization, Corporate Power and Licenses...........14
         6B.      Capital Stock and Related Matters....................15
         6C.      Subsidiaries; Investments............................15
         6D.      Authorization; No Breach.............................16
         6E.      Financial Statements.................................16
         6F.      Absence of Undisclosed Liabilities...................17
         6G.      No Material Adverse Change...........................17
         6H.      Absence of Certain Developments......................17
         6I.      Assets...............................................19
         6J.      Real Property........................................19
         6K.      Tax Matters..........................................20
         6L.      Contracts and Commitments............................21
         6M.      Intellectual Property Rights.........................22
         6N.      Litigation, etc......................................23
         6O.      Brokerage............................................23
         6P.      Governmental Consent, etc............................24
         6Q.      Insurance............................................24
         6R.      Employees............................................24
         6S.      ERISA................................................24
         6T.      Compliance with Laws.................................26
         6U.      Affiliated Transactions..............................26
         6V.      Disclosure...........................................26
         6W.      Closing Date.........................................26
         6X.      Reports with the Securities and Exchange Commission..26

7.  Indemnification And Related Matters................................27
         7A.      Survival.............................................27
         7B.      Indemnification......................................27

8.  Definitions........................................................28
         8A.      Definitions..........................................28

9.  Miscellaneous......................................................30
         9A.      Expenses.............................................30
         9B.      Remedies.............................................31
         9C.      Purchaser's Investment Representations...............31
         9D.      Consent to Amendments................................32
         9E.      Successors and Assigns...............................32
         9F.      Severability.........................................32
         9G.      Counterparts.........................................32
         9H.      Descriptive Headings; Interpretation.................32
         9I.      Governing Law........................................32
         9J.      Notices..............................................33
         9K.      No Strict Construction...............................34
         9L.      Consents.............................................34
         9M.      No Effect Upon Lending Relationship..................35

Schedules and Exhibits

List of Exhibits
List of Disclosure Schedules

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                           ESQUIRE COMMUNICATIONS LTD.

                               PURCHASE AGREEMENT


         THIS AGREEMENT is made as of October 23, 1996 between Esquire Communications Ltd., a Delaware corporation (the "Company"), Antares Leveraged Capital Corp., a Delaware corporation ("Antares") and Golder, Thoma, Cressey, Rauner Fund IV, L.P., an Illinois limited Partnership ("GTCR" and collectively referred to herein with Antares as the "Purchasers" or individually as a "Purchaser"). Except as otherwise indicated herein, capitalized terms used herein are defined in Section 8 hereof.

         The parties hereto agree as follows:

                       Section 1. AUTHORIZATION AND CLOSING.
     1A. AUTHORIZATION OF THE PREFERRED STOCK. The Company shall authorize the issuance and sale to the Purchasers of 15,000 shares of its Series A Convertible Preferred Stock, par value $0.01 per share (the "Preferred Stock"), having the rights and preferences set forth in EXHIBIT A attached hereto. The Preferred Stock is convertible into shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock").

     1B. PURCHASE AND SALE OF THE PREFERRED STOCK. At the Closing, the Company shall sell to GTCR and Antares and, subject to the terms and conditions set forth herein, GTCR and Antares shall purchase from the Company 7,312.50 shares and 187.50 shares, respectively, of Preferred Stock at a price of $1,000 per share.

     1C. OPTION TO PURCHASE PREFERRED STOCK.

     (i) GTCR may, at its sole election, subject to clause (ii) below, purchase from time to time within twenty-one months from the date of the Closing, upon written notice to the Company's board of directors (the "Board"), up to an additional 7,500 shares of the Preferred Stock at a price of $1,000 per share (as adjusted from time to time as a result of stock dividends, stock splits, recapitalizations and similar events) (an "Additional Purchase"); provided, however, that if the Company delivers to GTCR consolidated internal financial statements of the Company and its Subsidiaries prepared in accordance with generally accepted accounting principles, consistently applied, setting forth a calculation of Consolidated EBITDA for the preceding nine month period in an amount in excess of $6.4 million and GTCR thereafter agrees with the Company that such Consolidated EBITDA fairly reflects a projected annualized Consolidated EBITDA of at least $8.5 million for the twelve month period ending three months after the delivery of such statement, GTCR shall not be entitled to deliver notice of an Additional Purchase after the thirtieth day following the date of delivery of such financial statements. For the purpose hereof, "Consolidated EBITDA" shall mean the consolidated net income (or loss) of the Company and its Subsidiaries PLUS, to the extent deducted in the computation of such consolidated net income, each of (i) consolidated interest expense of the Company and its Subsidiaries, (ii) taxes imposed or measured by income or excess profits of the Company and its Subsidiaries, (iii) the amount of all depreciation and amortization expenses of the Company and its Subsidiaries and (iv) any extraordinary expense (or income) items to be agreed upon by the Company and GTCR.

     (ii) At any time that GTCR elects to make an Additional Purchase, Antares shall have the right to purchase up to 2.5% of the number of shares constituting such Additional Purchase on the same terms as set forth in clause (i) and such number of shares purchased by GTCR in an Additional Purchase shall be correspondingly reduced.

     (iii) In the event of an Additional Purchase, the Purchasers shall be entitled to receive, and the Company shall be obligated to deliver, satisfactory representations and warranties similar to (and in addition to) those contained in Section 6 herein and all other information and documentation as the Purchasers may reasonably request; provided that if the aggregate amount of such Additional Purchase is less than $5 million, the Purchasers shall be entitled to receive and the Company shall be obligated to deliver such representations and warranties only with respect to the matters set forth in paragraphs 6A, 6B and 6D.

     1D. THE CLOSING. The closing of the purchase and sale of the Preferred Stock (the "Closing") shall take place at the offices of Stroock & Stroock & Lavan at 10:00 a.m. on October 23, 1996, or at such other place or on such other date as may be mutually agreeable to the Company and the Purchasers. At the Closing, the Company shall (i) deliver to GTCR stock certificates evidencing the Preferred Stock to be purchased by GTCR, registered in GTCR's or its nominee's name, upon payment of the purchase price thereof by wire transfer of immediately available funds to the Company's account at Chase Manhattan Bank, N.A., New York, NY, ABA #021-000021, for credit to Esquire Communications Ltd. A/C #:910-2-719862, in the aggregate amount of $7,312,500 and (ii) deliver to Antares stock certificates evidencing the Preferred Stock to be purchased by Antares, registered in Antares' or its nominee's name, upon payment of the purchase price thereof by wire transfer of immediately available funds to the Company's account at Chase Manhattan Bank, N.A., New York, NY, ABA #021-000021, for credit to Esquire Communications Ltd. A/C #:910-2- 719862, in the aggregate amount of $187,500.

     Section 2. CONDITIONS OF EACH PURCHASER'S OBLIGATION AT THE CLOSING. The obligation of each Purchaser to purchase and pay for the Preferred Stock at the Closing is subject to the satisfaction as of the Closing of the following conditions:

     2A. REPRESENTATIONS AND WARRANTIES; COVENANTS. The representations and warranties contained in Section 6 hereof shall be true and correct in all material respects at and as of the Closing as though then made, except to the extent of changes caused by the transactions expressly contemplated herein, and the Company shall have performed in all material respects all of the covenants required to be performed by it hereunder prior to the Closing.

     2B. CERTIFICATE OF INCORPORATION. The Company's Certificate of Incorporation (the "Certificate of Incorporation") shall be in full force and effect under the laws of Delaware as of the Closing and shall not have been amended or modified.

     2C. CERTIFICATE OF DESIGNATION. The Company shall have duly adopted, executed and filed with the Secretary of State of Delaware a Certificate of Designation of Rights and Preferences establishing the terms and the relative rights and preferences of the Preferred Stock in the form set forth in EXHIBIT A hereto (the "Certificate of Designation"), and the Company shall not have adopted or filed any other document designating terms, relative rights or preferences of its preferred stock. The Certificate of Designation shall be in full force and effect as of the Closing under the laws of Delaware and shall not have been amended or modified.

     2D. REGISTRATION AGREEMENT. The Company, GTCR and Antares shall have entered into a registration agreement in form and substance as set forth in EXHIBIT B attached hereto (the "Registration Agreement"), and the Registration Agreement shall be in full force and effect as of the Closing.

     2E. STOCKHOLDERS AGREEMENT. The Company, GTCR and Antares, among others, shall have entered into a stockholders agreement in form and substance set forth in EXHIBIT C attached hereto (the "Stockholders Agreement"), and the Stockholders Agreement shall be in full force and effect as of the Closing.

     2F. SALE OF PREFERRED STOCK TO EACH PURCHASER. The Company shall have simultaneously sold to each Purchaser the Preferred Stock to be purchased by such Purchaser hereunder at the Closing and shall have received payment therefor in full.

     2G. TERMINATION, AMENDMENT OR WAIVER OF CERTAIN AGREEMENTS. The Company shall have obtained the necessary consents to terminate, amend or waive certain agreements or specific provisions thereof as set forth on the attached "Termination, Amendment or Waiver Schedule".

     2H. SECURITIES LAW COMPLIANCE. The Company shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Preferred Stock pursuant to this Agreement in compliance with such laws.

     2I. OPINION OF THE COMPANY'S COUNSEL. Each Purchaser shall have received from Stroock & Stroock & Lavan, counsel for the Company, an opinion with respect to the matters set forth in EXHIBIT D attached hereto, which shall be addressed to each Purchaser, dated the date of the Closing and in form and substance satisfactory to each Purchaser.

     2J. CLOSING DOCUMENTS. The Company shall have delivered to each Purchaser all of the following documents:

     (i) an Officer's Certificate, dated the date of the Closing, stating that the conditions specified in paragraphs 2A through 2H, inclusive, have been fully satisfied;

     (ii) certified copies of the resolutions duly adopted by the Company's Board authorizing the transaction contemplated herein (including, without limitation, authorization pursuant to Section 203(a)(1) of Delaware General Corporation Law), the execution, delivery and performance of this Agreement, the Registration Agreement and each of the other agreements contemplated hereby, the filing of the Certificate of Designation, the issuance of the Preferred Stock, the reservation for issuance upon conversion of the Preferred Stock of an aggregate of 5,000,000 shares of Common Stock and the consummation of all other transactions contemplated by this Agreement;

     (iii) certified copies of the Certificate of Incorporation, Certificate of Designation and the Company's bylaws, each as in effect at the Closing;

     (iv) copies of all third party and governmental consents, approvals and filings required in connection with the consummation of the transactions hereunder (including, without limitation, all blue sky law filings and waivers of all preemptive rights and rights of first refusal);

     (v) evidence satisfactory to each Purchaser of the existence of reasonable and customary director's and officer's insurance; and

     (vi) such other documents relating to the transactions contemplated by this Agreement as any Purchaser or its special counsel may reasonably request.

     2K. PROCEEDINGS. All corporate and other proceedings taken or required to be taken by the Company in connection with the transactions contemplated hereby to be consummated at or prior to the Closing and all documents incident thereto shall be satisfactory in form and substance to any Purchaser and its special counsel.

     2L. WAIVER. Any condition specified in this Section 2 may be waived if consented to by each Purchaser; provided that no such waiver shall be effective against any Purchaser unless it is set forth in a writing executed by such Purchaser.

     2M. EXPENSES. At the Closing, the Company shall have reimbursed each Purchaser for the fees and expenses of its special counsel as provided in paragraph 9A hereof.

Section 3. COVENANTS.

     3A. FINANCIAL STATEMENTS AND OTHER INFORMATION. The Company shall deliver to each holder of at least 10% of the outstanding Preferred Stock or at least 10% of the Underlying Common Stock:

     (i) as soon as available but in any event within 45 days after the end of each monthly accounting period during the first twelve months following the date of the Closing, and after the end of each quarterly accounting period thereafter (except for the fourth fiscal quarter of each year), unaudited consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such monthly or quarterly period, as applicable, and for the period from the beginning of the fiscal year to the end of such month or quarter, as applicable, and unaudited consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such monthly or quarterly period, as applicable, setting forth in each case comparisons to the Company's annual budget and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with generally accepted accounting principles, consistently applied, subject to the absence of footnote disclosures and to normal year-end adjustments, and shall be certified by the Company's chief financial officer;

     (ii) accompanying the financial statements referred to in subparagraph (i) an Officer's Certificate stating that there is no Event of Noncompliance (as defined in the Certificate of Designation) in existence and that neither the Company nor any of its Subsidiaries is in material default under any of its other material agreements or, if any Event of Noncompliance or any such default exists, specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto;

     (iii) within 120 days after the end of each fiscal year, consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the Company's annual budget and to the preceding fiscal year, all prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by (a) with respect to the consolidated portions of such statements, an opinion of an independent accounting firm of recognized national standing acceptable to the holders of a majority of the outstanding Preferred Stock (it being agreed that any Big Six Accounting Firm is acceptable), (b) a certificate from such accounting firm, addressed to the Company's board of directors, stating that in the course of its examination nothing came to its attention that caused it to believe that there was any default by the Company or any Subsidiary in the fulfillment of or compliance with any of the terms, covenants, provisions or conditions of any other material agreement to which the Company or any Subsidiary is a party or, if such accountants have reason to believe any Event of Noncompliance or other default by the Company or any Subsidiary exists, a certificate specifying the nature and period of existence thereof, and (c) a copy of such firm's annual management letter to the Board;

     (iv) promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the Company's operations or financial affairs given to the Company by its independent accountants (and not otherwise contained in other materials provided hereunder);

     (v) at least 15 days but not more than 90 days prior to the beginning of each fiscal year, an annual budget prepared on a monthly basis for the Company and its Subsidiaries for such fiscal year (displaying anticipated statements of income and cash flows and balance sheets), and promptly upon preparation thereof any other significant budgets prepared by the Company and any revisions of such annual or other budgets, and within 45 days after any monthly period in which there is a material adverse deviation from the annual budget, an Officer's Certificate explaining the deviation and what actions the Company has taken and proposes to take with respect thereto;

     (vi) promptly (but in any event within five business days) after the discovery or receipt of notice of any Event of Noncompliance, any material default under any material agreement to which it or any of its Subsidiaries is a party or any other material adverse change, event or circumstance affecting the Company or any Subsidiary (including, without limitation, the filing of any material litigation against the Company or any Subsidiary or the existence of any dispute with any Person which involves a reasonable likelihood of such litigation being commenced), an Officer's Certificate specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto;

     (vii) within ten days after transmission thereof, copies of all financial statements, proxy statements, reports and any other general written communications which the Company sends to its stockholders and copies of all registration statements and all regular, special or periodic reports which it files with the Securities and Exchange Commission or with any securities exchange on which any of its securities are then listed, and copies of all press releases and other statements made available generally by the Company to the public concerning material developments in the Company's and its Subsidiaries' businesses; and

     (viii) with reasonable promptness, such other information and financial data concerning the Company and its Subsidiaries as any Person entitled to receive information under this paragraph 3A may reasonably request.

Each of the financial statements referred to in subparagraph (i) and (iii) shall be true and correct in all material respects as of the dates and for the periods stated therein, subject in the case of the unaudited financial statements to changes resulting from normal year-end adjustments (none of which would, alone or in the aggregate, be materially adverse to the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole).

     3B. INSPECTION OF PROPERTY. The Company shall permit any representatives designated by any holder of at least 10% of the outstanding Preferred Stock or at least 10% of the Underlying Common Stock, upon reasonable notice and during normal business hours, to (i) visit and inspect any of the properties of the Company and its Subsidiaries, (ii) examine the corporate and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of any such corporations with the directors, officers, key employees and independent accountants of the Company and its Subsidiaries. The presentation of an executed copy of this Agreement by any Purchaser or any such holder of Preferred Stock or Underlying Common Stock to the Company's independent accountants shall constitute the Company's permission to its independent accountants to participate in discussions with such Persons.

     3C. RESTRICTIONS. So long as any Preferred Stock remains outstanding, the Company shall not, without the prior written consent of the holders of at least a majority of the outstanding Preferred Stock:

     (i) directly or indirectly declare or pay any dividends or make any distributions upon any of its capital stock or other equity securities (other than the Preferred Stock pursuant to the terms of the Certificate of Designation) if there exists any accrued but unpaid dividend on the Preferred Stock, except for dividends payable in shares of Common Stock issued upon the outstanding shares of Common Stock;

     (ii) directly or indirectly redeem, purchase or otherwise acquire, or permit any Subsidiary to redeem, purchase or otherwise acquire, any of the Company's or any Subsidiary's capital stock or other equity securities (including, without limitation, warrants, options and other rights to acquire such capital stock or other equity securities) other than the Preferred Stock pursuant to the terms of the Certificate of Designation, except for repurchases of Common Stock from employees of the Company and its Subsidiaries upon termination of employment pursuant to arrangements approved by the Company's Board so long as no Event of Noncompliance is in existence immediately prior to or is otherwise caused by any such repurchase;

     (iii) except as expressly contemplated by this Agreement, authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of, (a) any notes or debt securities containing equity features which are senior to or on a parity with the Preferred Stock with respect to the payment of dividends, redemptions or distributions upon liquidation or otherwise (including, without limitation, any notes or debt securities convertible into or exchangeable for capital stock or other equity securities, issued in connection with the issuance of capital stock or other equity securities or containing profit participation features), (b) any capital stock or other equity securities (or any securities convertible into or exchangeable for any capital stock or other equity securities) which are senior to or on a parity with the Preferred Stock with respect to the payment of dividends, redemptions or distributions upon liquidation or otherwise or (c) any capital stock, warrants, options, or similar rights to acquire capital stock to employees, officers or directors in excess of 5% of the fully diluted outstanding Common Stock of the Company as of the date hereof, in addition to issuances pursuant to written plans or obligations of the Company in existence on the date hereof;

     (iv) merge or consolidate with any Person or, except as permitted by subparagraph (xi) below, permit any Subsidiary to merge or consolidate with any Person (other than with the Company or a Wholly Owned Subsidiary);

     (v) sell, lease or otherwise dispose of, or permit any Subsidiary to sell, lease or otherwise dispose of, all or substantially all of the assets of the Company and its Subsidiaries in any transaction or series of related transactions;

     (vi) liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction (including, without limitation, any reorganization into a limited liability company, a partnership or any other non-corporate entity which is treated as a partnership for federal income tax purposes);

     (vii) except for items (d)(1) and (d)(2) of the Contracts Schedule, become subject to, or permit any of its Subsidiaries to become subject to, (including, without limitation, by way of amendment to or modification of) any agreement or instrument which by its terms would (under any circumstances) restrict the Company's right to perform the provisions of this Agreement, the Registration Agreement, the Stockholders Agreement, the Certificate of Designation, the Certificate of Incorporation or the Company's bylaws;

     (viii) except as expressly contemplated by this Agreement, make any amendment to the Certificate of Incorporation, the Certificate of Designation or the Company's bylaws, or file any resolution of the Board with the Delaware Secretary of State containing any provisions, which would increase the number of authorized shares of the Preferred Stock or adversely affect or otherwise impair the rights or the relative preferences and priorities of the holders of the Preferred Stock or the Underlying Common Stock under this Agreement, the Certificate of Incorporation, the Certification of Designation, the Company's bylaws, the Stockholders Agreement or the Registration Agreement;

     (ix) enter into, amend, modify or supplement, or permit any Subsidiary to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of its or any Subsidiary's Affiliates, except for customary arm's length transactions which are approved by the Company's Board and except as otherwise expressly contemplated by this Agreement;

     (x) issue or sell any shares of the capital stock, or rights to acquire shares of the capital stock, of any Subsidiary to any Person other than the Company or a Wholly Owned Subsidiary; and

     (xi) acquire, or permit any Subsidiary to acquire, any interest in any company or business (whether by a purchase of assets, purchase of stock, merger or otherwise), or enter into any joint venture, involving an aggregate consideration (including, without limitation, the assumption of liabilities whether direct or indirect) exceeding $2.0 million in any one transaction or series of related transactions.

     (xii) the Company shall not engage in any transaction which is reasonably likely to cause any Purchaser or any of its limited partners which are exempt from income taxation under Section 501(a) of the Code and if applicable, any pension plan that any such trust may be a part of, to recognize unrelated business taxable income as defined in Section 512 and
     Section 514 of the Code.

     (xiii) in connection with any transaction in which the Company is involved which is required to be reported under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended from time to time (the "HSR ACT"), the Company shall prepare and file all documents with the Federal Trade Commission and the United States Department of Justice which may be required to comply with the HSR Act, and shall promptly furnish all materials thereafter requested by any of the regulatory agencies having jurisdiction over such filings, in connection with the transactions contemplated thereby. The Company shall take all reasonable actions and shall file and use reasonable best efforts to have declared effective or approved all documents and notifications with any governmental or regulatory bodies, as may be necessary or may reasonably be requested under federal antitrust laws for the consummation of the subject transaction.

     3D. AFFIRMATIVE COVENANTS. So long as any Preferred Stock remains outstanding, the Company shall, and shall cause each Subsidiary to, unless it has received the prior written consent of the holders of at least a majority of the outstanding Preferred Stock:

     (i) at all times cause to be done all things necessary to maintain, preserve and renew its corporate existence and all material licenses, authorizations and permits necessary to the conduct of its businesses;

     (ii) pay and discharge when payable all material taxes, assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each case before the same becomes delinquent and before penalties accrue thereon) and all material claims for labor, materials or supplies to the extent to which the failure to pay or discharge such obligations would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto;

     (iii) comply with all other material obligations which it incurs pursuant to any contract or agreement, whether oral or written, express or implied, as such obligations become due to the extent to which the failure to so comply would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto;

     (iv) comply with all applicable laws, rules and regulations of all governmental authorities, the violation of which would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole; and

     (v) for as long as representatives of GTCR are on the Board and for three years thereafter, apply for and continue in force reasonable and customary director's and officer's insurance.

     3E. COMPLIANCE WITH AGREEMENTS. So long as more than 10% of the Preferred Stock initially issued pursuant to this Agreement remains outstanding, the Company shall perform and observe (i) all of its obligations to each holder of the Preferred Stock and all of its obligations to each holder of the Underlying Common Stock set forth in the Certificate of Incorporation, the Certificate of Designation and the Company's bylaws, and (ii) all of its obligations to each holder of Registrable Securities set forth in the Registration Agreement.

     3F. CURRENT PUBLIC INFORMATION. So long as more than 10% of the Preferred Stock initially issued pursuant to this Agreement remains outstanding, the Company shall file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder and shall take such further action as any holder or holders of Restricted Securities may reasonably request, all to the extent required to enable such holders to sell Restricted Securities pursuant to (i) Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission or (ii) a registration statement on Form S-2 or S-3 or any similar registration form hereafter adopted by the Securities and Exchange Commission. Upon request, the Company shall deliver to any holder of Restricted Securities a written statement as to whether it has complied with such requirements.

     Section 4. TRANSFER OF SECURITIES.

     4A. GENERAL PROVISIONS. Restricted Securities are transferable only pursuant to (i) public offerings registered under the Securities Act, (ii) Rule 144 or Rule 144A of the Securities and Exchange Commission (or any similar rule or rules then in force) if such rule is available and (iii) subject to the conditions specified in paragraph 4B below, any other legally available means of transfer.

     4B. OPINION DELIVERY. In connection with the transfer of any Restricted Securities (other than a transfer described in paragraph 4A(i) or (ii) above), the holder thereof shall deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, together with an opinion of such holder's counsel which (to the Company's reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act. In addition, if the holder of the Restricted Securities delivers to the Company an opinion of such holder's counsel that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, the Company shall promptly upon such contemplated transfer deliver new certificates for such Restricted Securities which do not bear the Securities Act legend set forth in paragraph 9C. If the Company is not required to deliver new certificates for such Restricted Securities not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this paragraph and paragraph 9C.

     4C. RULE 144A. Upon the request of any Purchaser, the Company shall promptly supply to such Purchaser or its prospective transferees all information regarding the Company required to be delivered in connection with a transfer pursuant to Rule 144A of the Securities and Exchange Commission.

     4D. LEGEND REMOVAL. If any Restricted Securities become eligible for sale pursuant to Rule 144(k), the Company shall, upon the request of the holder of such Restricted Securities, remove the legend set forth in paragraph 9C from the certificates for such Restricted Securities.

     4E. RESTRICTIONS ON TRANSFER OF PREFERRED STOCK.

     (i) TRANSFER OF PREFERRED STOCK. No Purchaser shall sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in the Preferred Stock (a "Transfer"), except pursuant to the provisions of this paragraph. No Purchaser shall consummate any Transfer until 30 days after the delivery to the Company of a Sale Notice, unless the parties to the Transfer have been finally determined pursuant to this Section 4E prior to the expiration of such 30-day period (the "Election Period").

     (ii) FIRST OFFER RIGHT. At least 30 days prior to making any Transfer of any Preferred Stock, the transferring holder (the "Transferring Holder") shall deliver a written notice of such intention to make a Transfer (a "Sale Notice") to the Company. The Company may elect to make an offer to purchase all (but not less than all) of the shares of Preferred Stock that the Transferring Holder proposes to sell, specifying the price and the terms of such offer by delivering written notice to the Transferring Holder (the "Offer Notice") as soon as practical but in any event within ten days after the delivery of the Sale Notice. If the Company has not delivered an Offer Notice, the Transferring Holder may, within 120 days after the expiration of the Election Period, transfer such Preferred Stock to one or more third parties. If the Company has delivered an Offer Notice, the Transferring Holder may, within 120 days after receipt of the Offer Notice, transfer such Preferred Stock to one or more third parties at a price no less than the price per share specified in the Offer Notice. Any Preferred Stock not transferred within such 120-day period shall be reoffered to the Company prior to any subsequent Transfer. In addition, the Transferring Holder may in its sole discretion, within 120 days after the receipt of the Offer Notice, elect to accept the Company's terms set forth in such Offer Notice, and the transfer of the Preferred Stock to the Company shall be consummated as soon as practical thereafter, but in any event within 15 days after written notice of such acceptance.

     (iii) PERMITTED TRANSFERS. The restrictions set forth in this Section 4E shall not apply with respect to any Transfer of any Preferred Stock among any Purchaser or any Purchaser's Affiliates. For purposes of this Section 4E, "Affiliate" includes any partner of a Purchaser which is a partnership. In addition, nothing set forth in this Section 4E shall restrict the transfer, sale, assignment or other disposition of any Underlying Common Stock.

     (iv) TERMINATION OF RESTRICTIONS. The restrictions set forth in this
     Section 4E shall continue with respect to each share of Preferred Stock until the earlier of (i) the date on which such share of Preferred Stock has been transferred pursuant to this Section 4E or (ii) the seventh anniversary of the date of this Agreement.

     Section 5. PREEMPTIVE RIGHTS.

     5A. GENERAL PROVISIONS. Except as set forth in paragraph 5B below, the Company will not issue, sell or otherwise transfer for consideration to any Person in a private offering (an "Issuance") any equity securities or warrants (or securities or options convertible into or exercisable or exchangeable for equity securities or warrants) unless, at least 15 business days and not more than 60 business days prior to such Issuance, the Company notifies each holder of Preferred Stock in writing of the Issuance (including the price, the purchasers thereof and the other terms thereof) (the "First Notice") and grants to each holder of Preferred Stock, the right (the "Right") to subscribe for and purchase a portion of such additional shares or other securities so issued at the same price and on the same terms as issued in the Issuance equal to the quotient determined by dividing (1) the number of shares of Underlying Common Stock held by such holder by (2) the sum of the total number of shares of Underlying Common Stock and the total number of shares of Common Stock outstanding which are not shares of Underlying Common Stock. The Right may be exercised by such holder of Preferred Stock at any time by written notice to the Company received by the Company within 15 business days after receipt by such holder of the First Notice. If that portion of the Issuance which may be purchased by the holders of the Preferred Stock pursuant to the Right is not fully subscribed by such holders, the Company shall notify the holders of Preferred Stock of such fact within 5 business days of determination (the "Second Notice") and shall make available the remaining part of such portion to those holders purchasing their full allotment upon the terms set forth in this Section, except that such holders must notify the Company of any additional purchase within 5 business days of receipt of the Second Notice. Upon the expiration of the notice periods described above, the Company shall be entitled to sell such stock or securities which the holders of Preferred Stock have not elected to purchase during the 90 business days following such expiration on terms and conditions no more favorable to the purchasers thereof than those set forth in the First Notice. The closing of the purchase and sale pursuant to the exercise of the Right shall occur at least 10 business days after the Company receives notice of the exercise of the Right and concurrently with the closing of the Issuance. In the event that the consideration received by the Company in connection with an Issuance is property other than cash, each holder of Preferred Stock may, at its election, pay the purchase price for such additional shares or other securities in such property or solely in cash. In such event that any such holder elects to pay cash, the amount thereof shall be determined based on the fair value of the consideration received or receivable by the Company in connection with the Issuance.

     5B. EXCEPTIONS. Notwithstanding the foregoing, the Right shall not apply to
(i) issuances of Common Stock (or securities convertible into or exchangeable for, or options to purchase, Common Stock), pro rata to all holders of Common Stock and Underlying Common Stock, as a dividend on, subdivision of or other distribution in respect of, the Common Stock; (ii) issuances of Common Stock upon the conversion of the Preferred Stock or upon conversion or exercise of options or warrants or convertible securities; (iii) the issuance of Common Stock (or securities convertible into or exchangeable for, or options to purchase, Common Stock) at not less than fair market value at the time of such Issuance to employees, officers or directors pursuant to stock option plans and stock ownership plans approved by the Board; (iv) the issuance of Common Stock (or securities convertible into or exchangeable for, or options to purchase, Common Stock) at not less than fair market value at the time of such Issuance in connection with the acquisition (by merger, consolidation, purchase, reorganization or otherwise) of all of the stock or other equity securities of a company or all or substantially all the assets of a business; or (v) the issuance of Common Stock (or securities convertible into or exchangeable for, or options to purchase, Common Stock) in amounts where the aggregate fair market value of such securities included in such issuance is less than $500,000, so long as the purchase price for each share of Common Stock or the conversion or exercise price of the securities so issued is not less than the then applicable Conversion Price (as defined in the Certificate of Designation), provided that the aggregate fair market value for all securities issued under the exception set forth in this subparagraph (v) shall not exceed $1.5 million.

     5C. TERMINATION OF PREEMPTIVE RIGHTS. The provisions of this Section 5 shall terminate as to each share of Preferred Stock upon its conversion into Common Stock.

     Section 6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     As a material inducement to each Purchaser to enter into this Agreement and purchase the Preferred Stock hereunder, the Company hereby represents and warrants that:

     6A. ORGANIZATION, CORPORATE POWER AND LICENSES. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify, except where failure to be so qualified will not have a material adverse effect on the Company. The Company possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement. The copies of the Company's and each Subsidiary's charter documents and bylaws which have been furnished to the Purchasers' special counsel reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

     6B. CAPITAL STOCK AND RELATED MATTERS.

     (i) As of the Closing and immediately thereafter, the authorized capital stock of the Company shall consist of (a) 1,000,000 shares of preferred stock, of which 7,500 shares shall be designated as the Preferred Stock (all of which shall be issued and outstanding), (b) 25,000,000 shares of Common Stock, of which at the date hereof 4,126,823 shares shall be issued and outstanding and 5,000,000 shares shall be reserved for issuance upon conversion of the Preferred Stock. As of the Closing, neither the Company nor any Subsidiary shall have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor shall it have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans, except for the Preferred Stock and except as set forth on the attached "Capitalization Schedule." The Capitalization Schedule accurately sets forth the following information with respect to all outstanding options and rights to acquire the Company's capital stock: the holder, the number of shares covered, the exercise price and the expiration date. As of the Closing, neither the Company nor any Subsidiary shall be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, except as set forth on the Capitalization Schedule and except pursuant to the Certificate of Designation. As of the Closing, all of the outstanding shares of the Company's capital stock shall be validly issued, fully paid and nonassessable.

     Except as set forth on the Capitalization Schedule (which rights shall be waived prior to Closing), there are no statutory or, to the best of the Company's knowledge, contractual stockholders preemptive rights or rights of refusal with respect to the issuance of the Preferred Stock hereunder or the issuance of the Common Stock upon conversion of the Preferred Stock. To the best of the Company's knowledge, the Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the Preferred Stock hereunder do not require registration under the Securities Act or any applicable state securities laws. To the best of the Company's knowledge, there are no agreements between the Company's stockholders with respect to the voting or transfer of the Company's capital stock or with respect to any other aspect of the Company's affairs, except as set forth on the Capitalization Schedule.

     6C. SUBSIDIARIES; INVESTMENTS. The attached "Subsidiary Schedule" correctly sets forth the name of each Subsidiary, the jurisdiction of its incorporation and the Persons owning the outstanding capital stock of such Subsidiary. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own its properties and to carry on its businesses as now being conducted and as presently proposed to be conducted and is qualified to do business in every jurisdiction in which its ownership of property or the conduct of business requires it to qualify, except where the failure to be so qualified will not have a material adverse effect. All of the outstanding shares of capital stock of each Subsidiary are validly issued, full paid and nonassessable, and all such shares are owned by the Company or another Subsidiary free and clear of any Lien and not subject to any option or right to purchase any such shares. Except as set forth on the Subsidiary Schedule, neither the Company nor any Subsidiary owns or holds the right to acquire any shares of stock or any other security or interest in any other Person.

     6D. AUTHORIZATION; NO BREACH. The execution, delivery and performance of this Agreement, the Stockholders Agreement, the Registration Agreement and all other agreements contemplated hereby to which the Company is a party and the filing of the Certificate of Designation have been duly authorized by the Company. This Agreement, the Stockholders Agreement, the Registration Agreement, the Certificate of Incorporation, the Certificate of Designation and all other agreements contemplated hereby to which the Company is a party each constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. Except as set forth on the attached "Restrictions Schedule," the execution and delivery by the Company of this Agreement, the Registration Agreement, the Stockholders Agreement, and all other agreements contemplated hereby to which the Company is a party, the offering, sale and issuance of the Preferred Stock hereunder, the issuance of the Common Stock upon conversion of the Preferred Stock, the filing of the Certificate of Designation and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's or any Subsidiary's capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to, the Certificate of Designation or the charter or bylaws of the Company or any Subsidiary, or any law, statute, rule or regulation to which the Company or any Subsidiary is subject, or any agreement, instrument, order, judgment or decree to which the Company or any Subsidiary is subject. Except as set forth on the Restrictions Schedule, none of the Subsidiaries are subject to any restrictions upon making loans or advances or paying dividends to, transferring property to, or repaying any Indebtedness owed to, the Company or another Subsidiary.

     6E. FINANCIAL STATEMENTS. Attached hereto as the "Financial Statements Schedule" are the following financial statements:

     (i) the audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 1995, December 31, 1994 and December 31, 1993 and the related statements of income and cash flows (or the equivalent) for the respective twelve-month periods then ended; and

     (ii) the unaudited consolidated balance sheet of the Company and its Subsidiaries as of September 30, 1996 (the "Latest Balance Sheet"), and the related statements of income and cash flows (or the equivalent) for the nine-month period then ended.

Each of the foregoing financial statements (including in all cases the notes thereto, if any) is accurate and complete in all material respects, is consistent with the books and records of the Company (which, in turn, are accurate and complete in all material respects) and has been prepared in accordance with generally accepted accounting principles, consistently applied, subject in the case of the unaudited financial statements to the absence of footnote disclosure and changes resulting from normal year-end adjustments (none of which would, alone or in the aggregate, be materially adverse to the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole).

     6F. ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth on the attached "Liabilities Schedule," the Company and its Subsidiaries do not have any obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to the Company or any Subsidiary, whether due or to become due and regardless of when asserted) arising out of transactions entered into at or prior to the Closing, or any action or inaction at or prior to the Closing, or any state of facts existing at or prior to the Closing other than: (i) liabilities set forth on the Latest Balance Sheet (including any notes thereto), (ii) liabilities and obligations which have arisen after the date of the Latest Balance Sheet in the ordinary course of business (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit) and (iii) other liabilities and obligations expressly disclosed in the other Schedules to this Agreement.

     6G. NO MATERIAL ADVERSE CHANGE. Since the date of the Latest Balance Sheet, there has been no material adverse change in the financial condition, operating results, assets, operations, business prospects, employee relations or customer or supplier relations of the Company and its Subsidiaries taken as a whole.

     6H. ABSENCE OF CERTAIN DEVELOPMENTS. Except as expressly contemplated by this Agreement or as set forth on the attached "Developments Schedule," since the date of the Latest Balance Sheet, neither the Company nor any Subsidiary have:

     (i) issued any notes, bonds or other debt securities or any capital stock or other equity securities or any securities convertible, exchangeable or exercisable into any capital stock or other equity securities;

     (ii) borrowed any amount or incurred or become subject to any material liabilities, except current liabilities incurred in the ordinary course of business and liabilities under contracts entered into in the ordinary course of business;

     (iii) discharged or satisfied any material Lien or paid any material obligation or liability, other than current liabilities paid in the ordinary course of business;

     (iv) declared or made any payment or distribution of cash or other property to its stockholders with respect to its capital stock or other equity securities or purchased or redeemed any shares of its capital stock or other equity securities (including, without limitation, any warrants, options or other rights to acquire its capital stock or other equity securities);

     (v) mortgaged or pledged any of its properties or assets or subjected them to any material Lien, except Liens for current property taxes not yet due and payable;

     (vi) sold, assigned or transferred any of its tangible assets, except in the ordinary course of business, or canceled any material debts or claims;

     (vii) sold, assigned or transferred any patents or patent applications, trademarks, service marks, trade names, corporate names, copyrights or copyright registrations, trade secrets or other intangible assets, or disclosed any material proprietary confidential information to any Person;

     (viii) suffered any material extraordinary losses or waived any rights of material value, whether or not in the ordinary course of business or consistent with past practice;

     (ix) made capital expenditures or commitments therefor that aggregate in excess of $100,000;

     (x) made any loans or advances to, guarantees for the benefit of, or any Investments in, any Persons in excess of $100,000 in the aggregate;

     (xi) made any charitable contributions or pledges;

     (xii) suffered any damage, destruction or casualty loss exceeding in the aggregate $100,000, whether or not covered by insurance;

     (xiii) made any Investment in or taken steps to incorporate any Subsidiary; or

     (xiv) entered into any other material transaction other than in the ordinary course of business.

     6I. ASSETS. Except as set forth on the attached "Assets Schedule," the Company and each Subsidiary have good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises or shown on the Latest Balance Sheet or acquired thereafter, free and clear of all Liens, except for properties and assets disposed of in the ordinary course of business since the date of the Latest Balance Sheet and except for Liens disclosed on the Latest Balance Sheet (including any notes thereto) and Liens for current property taxes not yet due and payable. Except as described on the Assets Schedule, the Company's and each Subsidiary's buildings, equipment and other tangible assets are in good operating condition in all material respects and are fit for use in the ordinary course of business.

     6J. REAL PROPERTY.

     (a) The "Real Property Schedule" sets forth a list of all owned real property (collectively, the "REAL PROPERTY"). With respect to each such parcel of Real Property: (i) such parcel is free and clear of all encumbrances, except Permitted Encumbrances; and (ii) there are no leases, licenses or other agreements granting to any person the right of use or occupance of any portion of such parcel.

     (b) The "Leases Schedule" sets forth a list of all of the Company's real property leases ("LEASES") and each leased and subleased parcel of real property in which the Company has a leasehold interest (the "LEASED REAL PROPERTY"). The Company holds a valid and existing leasehold or subleasehold interest under each of the Leases. Seller has delivered to Buyer complete and accurate copies of each of the Leases as currently in effect. With respect to each Lease: (i) the Lease is legal, valid, binding, enforceable against the Company (and, to the Company's knowledge, against the other party thereto) and in full force and effect; (ii) the Lease will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing; (iii) neither the Company, nor to the knowledge of the Company any other party to the Lease, is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under the Lease.

     6K. TAX MATTERS.

     (i) Except as set forth on the attached "Taxes Schedule": the Company and each Subsidiary have filed all Tax Returns which they are required to file under applicable laws and regulations; all such Tax Returns are complete and correct and have been prepared in compliance with all applicable laws and regulations; the Company and each Subsidiary have paid all Taxes due and owing by them (whether or not such Taxes are required to be shown on a Tax Return) and have withheld and paid over to the appropriate taxing authority all Taxes which they are required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third party; neither the Company nor any Subsidiary has waived any statute of limitations with respect to any Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency; the accrual for Taxes on the Latest Balance Sheet would be adequate to pay all Tax liabilities of the Company and its Subsidiaries if their current tax year were treated as ending on the date of the Latest Balance Sheet (excluding any amount recorded which is attributable solely to timing differences between book and Tax income); since the date of the Latest Balance Sheet, the Company and its Subsidiaries have not incurred any liability for Taxes other than in the ordinary course of business; the assessment of any additional Taxes for periods for which Tax Returns have been filed by the Company and each Subsidiary is not expected to exceed the recorded liability therefor on the Latest Balance Sheet (excluding any amount recorded which is attributable solely to timing differences between book and Tax income); the federal income Tax Returns of the Company and its Subsidiaries have been audited and/or closed for all tax years through 1992; no foreign, federal, state or local tax audits or administrative or judicial proceedings are pending or being conducted with respect to the Company or any Subsidiary, no information related to material Tax matters has been requested by any foreign, federal, state or local taxing authority and no written notice indicating an intent to open an audit or other review has been received by the Company from any foreign, federal, state or local taxing authority.

     (ii) Neither the Company nor any of its Subsidiaries has made an election under ss.341(f) of the IRC. Neither the Company nor any Subsidiary is liable for the Taxes of another Person that is not a Subsidiary in a material amount under
(a) Treas. Reg. ss. 1.1502-6 (or comparable provisions of state, local or foreign law), (b) as a transferee or successor, (c) by contract or indemnity or
(d) otherwise. Neither the Company nor any Subsidiary is a party to any tax sharing agreement. The Company and each Subsidiary have disclosed on their federal income Tax Returns any position taken for which substantial authority (within the meaning of IRC ss.6662(d)(2)(B)(i)) did not exist at the time the return was filed. Neither the Company nor any Subsidiary has made any payments, is obligated to make payments or is a party to an agreement that could obligate it to make any payments that would not be deductible under IRC ss.280G.

     (iii) "Tax" or "Taxes" means federal, state, county, local, foreign or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not. "Tax Return" means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

     6L. CONTRACTS AND COMMITMENTS.

     (i) Except as expressly contemplated by this Agreement or as set forth on the attached "Contracts Schedule" or the attached "Employee Benefits Schedule," neither the Company nor any Subsidiary is a party to or bound by any written or oral:

          (a) pension, profit sharing, stock option, employee stock purchase or other plan or arrangement providing for deferred or other compensation to employees or any other employee benefit plan or arrangement, or any collective bargaining agreement or any other contract with any labor union, or severance agreements, programs, policies or arrangements;

          (b) contract for the employment of any officer, individual employee or other Person on a full-time, part-time, consulting or other basis providing annual compensation in excess of $100,000 or contract relating to loans to officers, directors or Affiliates;

          (c) contract under which the Company or Subsidiary has advanced or loaned any other Person amounts in the aggregate exceeding $50,000;

          (d) agreement or indenture relating to borrowed money or other Indebtedness or the mortgaging, pledging or otherwise placing a Lien on any material asset or material group of assets of the Company and its Subsidiaries;

          (e) guarantee of any obligation in excess of $50,000 (other than by the Company of a Wholly Owned Subsidiary's debts or a guarantee by a Subsidiary of the Company's debts or another Subsidiary's debts);

          (f) lease or agreement under which the Company or any Subsidiary is lessee of or holds or operates any property, real or personal, owned by any other party, except for any lease of real or personal property under which the aggregate annual rental payments do not exceed $50,000;

          (g) lease or agreement under which the Company or any Subsidiary is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Company or any Subsidiary;

          (h) agreement under which it has granted any Person any registration rights (including, without limitation, demand and piggyback registration rights);

          (i) agreement with a term of more than six months which is not terminable by the Company or any Subsidiary upon less than 30 days notice without penalty;

          (j) any other agreement which is material to its operations and business prospects or involves a consideration in excess of $75,000 annually.

     (ii) All of the contracts, agreements and instruments set forth on the Contracts Schedule are valid, binding and enforceable against the Company (and, to the Company's knowledge, against the other party thereto), in accordance with their respective terms. Except as set forth on the Contracts Schedule, the Company and each Subsidiary have performed all obligations required to be performed by them under the contracts, agreements and instruments listed on the Contracts Schedule and are not in default under or in breach of nor in receipt of any claim of default or breach under any contract, agreement or instrument listed on the Contracts Schedule; no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance by the Company or any Subsidiary under any material contract, agreement or instrument listed on the Contracts Schedule; neither the Company nor any Subsidiary has any present expectation or intention of not fully performing all such obligations; neither the Company nor any Subsidiary has knowledge of any breach or anticipated breach by the other parties to any material contract, agreement, instrument or commitment listed on the Contracts Schedule; and neither the Company nor any Subsidiary is a party to any materially adverse contract or commitment.

     (iii) The Purchasers' special counsel has been supplied with a true and correct copy of each of the written instruments, plans, contracts and agreements and an accurate description of each of the oral arrangements, contracts and agreements which are referred to on the Contracts Schedule, together with all amendments, waivers or other changes thereto.

     6M. INTELLECTUAL PROPERTY RIGHTS.

     (i) The attached "Intellectual Property Schedule" contains a complete and accurate list of all (a) patented or registered Intellectual Property Rights owned or used by the Company or any Subsidiary, (b) pending patent applications and applications for registrations of other Intellectual Property Rights filed by the Company or any Subsidiary, (c) unregistered trade names and corporate names owned or used by the Company or any Subsidiary and (d) unregistered trademarks, service marks, and computer software owned or used by the Company or any Subsidiary. The Intellectual Property Schedule also contains a complete and accurate list of all licenses and other rights granted by the Company or any Subsidiary to any third party with respect to any Intellectual Property Rights and all licenses and other rights granted by any third party to the Company or any Subsidiary with respect to any Intellectual Property Rights, in each case identifying the subject Intellectual Property Rights. Except as set forth on the Intellectual Property Schedule, the Company or one of its Subsidiaries owns all right, title and interest to, or has the right to use pursuant to a valid license, all Intellectual Property Rights necessary for the operation of the businesses of the Company and its Subsidiaries as presently conducted. Except as set forth on the Intellectual Property Schedule, the loss or expiration of any Intellectual Property Right or related group of Intellectual Property Rights owned or used by the Company or any Subsidiary has not had and would not reasonably be expected to have a material adverse effect on the conduct of the Company's and its Subsidiaries' respective businesses.

     (ii) Except as set forth on the Intellectual Property Schedule, (a) the Company and its Subsidiaries own all right, title and interest in and to all of the Intellectual Property Rights listed on such schedule, (b) neither the Company nor any Subsidiary has received any notices of, and is not aware of any facts which indicate a likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to such Intellectual Property Rights, and (c) to the knowledge of the Company, the conduct of the Company's and each Subsidiary's business has not infringed, misappropriated or conflicted with and does not infringe, misappropriate or conflict with any Intellectual Property Rights of other Persons.

     6N. LITIGATION, ETC. Except as set forth on the attached "Litigation Schedule," there are no actions, suits, proceedings, orders, investigations or claims pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any Subsidiary (or to the best of the Company's knowledge, pending or threatened against or affecting any of the officers, directors or key employees of the Company and its Subsidiaries with respect to their businesses or proposed business activities) at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, any actions, suits, proceedings or investigations with respect to the transactions contemplated by this Agreement); nor has there been any such actions, suits, proceedings, orders, investigations or claims pending against or affecting the Company or any Subsidiary during the past three years; and neither the Company nor any Subsidiary is subject to any arbitration proceedings under collective bargaining agreements or otherwise or, to the best of the Company's knowledge, any governmental investigations or inquiries. Neither the Company nor any Subsidiary is subject to any judgment, order or decree of any court or other governmental agency, and neither the Company nor any Subsidiary has received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business.

     6O. BROKERAGE. Except for Prudential Securities Incorporated ("Prudential"), there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Company or any Subsidiary. The Company shall pay Prudential, and hold Purchaser harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any brokerage claim.

     6P. GOVERNMENTAL CONSENT, ETC. Except as set forth on the "Consent Schedule," no permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the other agreements contemplated hereby, or the consummation by the Company of any other transactions contemplated hereby or thereby, except as expressly contemplated herein or in the exhibits hereto.

     6Q. INSURANCE. The attached "Insurance Schedule" contains a description of each insurance policy maintained by the Company and its Subsidiaries with respect to its properties, assets and businesses, and each such policy is in full force and effect as of the Closing. Neither the Company nor any Subsidiary is in default with respect to its obligations under any insurance policy maintained by it, and neither the Company nor any Subsidiary has been denied insurance coverage. The insurance coverage of the Company and its Subsidiaries is customary for corporations of similar size engaged in similar lines of business.

     6R. EMPLOYEES. Except as set forth on the attached "Employees Schedule," the Company is not aware that any executive or key employee of the Company or any Subsidiary or any group of employees of the Company or any Subsidiary has any plans to terminate employment with the Company or any Subsidiary. The Company and each Subsidiary have complied in all material respects with all laws relating to the employment of labor (including, without limitation, provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes), and the Company is not aware that it or any Subsidiary has any material labor relations problems (including, without limitation, any union organization activities, threatened or actual strikes or work stoppages or material grievances).

     6S. ERISA.

     (i) MULTIEMPLOYER PLANS. The Company does not have any obligation to contribute to (or any other liability, including current or potential withdrawal liability, with respect to) any "multiemployer plan" (as defined in Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")).

     (ii) RETIREE WELFARE PLANS. The Company does not maintain or have any obligation to contribute to (or any other liability with respect to) any plan or arrangement whether or not terminated, which provides medical, health, life insurance or other welfare-type benefits for current or future retired or terminated employees (except for limited continued medical benefit coverage required to be provided under Section 4980B of the IRC or as required under applicable state law).

     (iii) DEFINED BENEFIT PLANS. The Company does not maintain, contribute to or have any liability under (or with respect to) any employee plan which is a tax-qualified "defined benefit plan" (as defined in Section 3(35) of ERISA), whether or not terminated.

     (iv) DEFINED CONTRIBUTION PLANS. The Company does not maintain, contribute to or have any liability under (or with respect to) any employee plan which is a tax-qualified "defined contribution plan" (as defined in Section 3(34) of ERISA), whether or not terminated, other than the Esquire Communications Ltd. 401(k) Savings Plan (the "Plan").

     (v) OTHER PLANS. The Company does not maintain, contribute to or have any liability under (or with respect to) any plan or arrangement providing benefits to current or former employees, including any bonus plan, plan for deferred compensation, employee health or other welfare benefit plan or other arrangement, whether or not terminated.

     (vi) THE COMPANY. For purposes of this paragraph 6S, the term "Company" includes all organizations under common control with the Company pursuant to
Section 414(b) or (c) of the IRC.

     (vii) PAYMENTS AND ACCRUALS. With respect to the Plan, all required or recommended (in accordance with historical practices) payments, premiums, contributions, reimbursements or accruals for all periods (or partial periods) ending prior to or as of the Latest Balance Sheet shall have been made or properly accrued on the Latest Balance Sheet. The Plan has no material unfunded liabilities which are not reflected on the Latest Balance Sheet.

     (viii) COMPLIANCE. The Plan and all related trusts, insurance contracts and funds have been maintained, funded and administered in compliance in all material respects with the applicable provisions of ERISA, the IRC and other applicable laws. Neither the Company nor any trustee or administrator of the Plan has engaged in any transaction with respect to the Plan which could subject the Company or any trustee or administrator or the Plan, or any party dealing with the Plan to either a civil penalty assessed pursuant to Section 502(i) of ERISA or the tax or penalty on prohibited transactions imposed by Section 4975 of the IRC. No actions, suits or claims with respect to the assets of the Plan (other than routine claims for benefits) are pending or threatened which could result in or subject the Company to any liability, and there are no circumstances which could give rise to or be expected to give rise to any such actions, suits or claims.

     (ix) TAX QUALIFICATION. A favorable determination letter from the IRS has been received by the Company with respect to the Plan as amended to comply with the IRC as in effect up to the Tax Reform Act of 1986 stating that it is a qualified plan under Section 401(a) of the IRC and there are no circumstances which would cause the Plan to lose such qualified status.

     (x) CORRECT COPIES. The Company has provided the Purchasers with true and complete copies of all documents pursuant to which the Plan is maintained and administered and the most recent annual reports (Form 5500 and attachments) for the Plan.

     6T. COMPLIANCE WITH LAWS. Neither the Company nor any Subsidiary has violated any law or any governmental regulation or requirement which violation has had or would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole, and neither the Company nor any Subsidiary has received notice of any such violation. Neither the Company nor any Subsidiary is subject to, or has reason to believe it may become subject to, any liability (contingent or otherwise) or corrective or remedial obligation arising under any federal, state, local or foreign law, rule or regulation (including the common law) relating to or regulating health, safety, pollution or the protection of the environment.

     6U. AFFILIATED TRANSACTIONS. Except as set forth on the attached "Affiliated Transactions Schedule," and except for normal employee benefits incurred in the ordinary course of business, no officer, director, employee, stockholder or Affiliate of the Company or any Subsidiary, is a party to any agreement, contract, commitment or transaction with the Company or any Subsidiary or has any material interest in any material property used by the Company or any Subsidiary.

     6V. DISCLOSURE. Neither this Agreement nor any of the exhibits, schedules, attachments, written statements, documents, certificates or other items prepared or supplied to Purchaser by or on behalf of the Company with respect to the transactions contemplated hereby contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading. There is no fact which the Company has not disclosed to each Purchaser in writing and of which any of its officers or directors is aware and which has had or would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, customer or supplier relations, employee relations or business prospects of the Company and its Subsidiaries taken as a whole.

     6W. CLOSING DATE. The representations and warranties of the Company contained in this Section 6 and elsewhere in this Agreement and all information contained in any exhibit, schedule or attachment hereto or in any certificate or other writing delivered by, or on behalf of, the Company to any Purchaser shall be true and correct on the date of the Closing as though then made, except as affected by the transactions expressly contemplated by this Agreement.

     6X. REPORTS WITH THE SECURITIES AND EXCHANGE COMMISSION. The Company has furnished the Purchasers with complete and accurate copies of its annual report on Form 10-K for its three most recent fiscal years, all other reports or documents required to be filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act since the filing of the most recent annual report on Form 10-K and its most recent annual report to its stockholders. Such reports and filings do not contain any material false statements or any misstatement of any material fact and do not omit to state any fact necessary to make the statements set forth therein not misleading. The Company has made all filings with the Securities and Exchange Commission which it is required to make, and the Company has not received any request from the Securities and Exchange Commission to file any amendment or supplement to any of the reports described in this paragraph.

     Section 7. INDEMNIFICATION AND RELATED MATTERS.

     7A. SURVIVAL. All representations, warranties, covenants and agreements set forth in this Agreement or in any writing delivered in connection with this Agreement will survive the Closing and the consummation of the transactions contemplated hereby and will not be affected by any examination made for or on behalf of the Purchasers, the knowledge of any of their officers, directors, stockholders, employees or agents, or the acceptance of any certificate or opinion.

     7B. INDEMNIFICATION.

     (i) The Company agrees to indemnify the Purchasers and their Affiliates (the "Purchaser Group") and hold them harmless from and against any loss, liability, deficiency, damage or expense (including, without limitation, legal expenses and costs and including interest and penalties) (a "Loss") which the Purchaser Group may suffer, sustain or become subject to, as a result of (a) the breach by the Company of any representation, warranty, covenant or agreement made by the Company contained in this Agreement, any exhibit hereto or any certificate delivered by the Company to the Purchasers in connection with the Closing or (b) arising out of, or relating to the execution, delivery, performance or enforcement of this Agreement and any other agreement relating hereto.

     (ii) With respect to claims for breaches of representations and warranties referred to in paragraph 7B(i) above, the Company will be liable to the Purchaser Group for Losses arising therefrom only if the aggregate amount of all such Losses resulting to the Purchaser Group from all such breaches or claims exceeds $150,000, in which case the Company will be liable only for such excess, but not in excess of $15,000,000.

     (iii) The Company will be liable to the Purchaser Group with respect to claims for breaches of representations and warranties referred to in paragraph 7B(i) above only if a Purchaser gives the Company written notice thereof within two years after the Closing Date, except for claims arising from breaches of the representations and warranties set forth in paragraphs 6K and 6T as to which claims must be made prior to the expiration of the applicable statute of limitation with respect thereto.

     Section 8. DEFINITIONS.

     8A. DEFINITIONS. For the purposes of this Agreement, the following terms have the meanings set forth below:

     "AFFILIATE" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

     "INDEBTEDNESS" means all indebtedness for borrowed money (including purchase money obligations) maturing one year or more from the date of creation or incurrence thereof or renewable or extendible at the option of the debtor to a date one year or more from the date of creation or incurrence thereof, all indebtedness under revolving credit arrangements extending over a year or more, all capitalized lease obligations and all guarantees of any of the foregoing.

     "INTELLECTUAL PROPERTY RIGHTS" means all (i) patents, patent applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof together with all of the goodwill associated therewith,
(iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) computer software, data, data bases and documentation thereof, (vi) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information), (vii) other intellectual property rights and (viii) copies and tangible embodiments thereof (in whatever form or medium).

     "INVESTMENT" as applied to any Person means (i) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest (including partnership interests and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other Person.

     "IRC" means the Internal Revenue Code of 1986, as amended, and any reference to any particular IRC section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

     "IRS" means the United States Internal Revenue Service.

     "LIENS" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against the Company, any Subsidiary or any Affiliate, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to the Company or any Subsidiaries under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination arrangement in favor of another Person (other than any subordination arising in the ordinary course of business).

     "OFFICER'S CERTIFICATE" means a certificate signed by the Company's chairman of the board, president or its chief financial officer, stating that
(i) the officer signing such certificate has made or has caused to be made such investigations as are necessary in order to permit him to verify the accuracy of the information set forth in such certificate and (ii) to the best of such officer's knowledge, such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

     "PERMITTED ENCUMBRANCES" shall mean: (A) statutory liens for current taxes or other governmental charges with respect to the Real Property not yet due and payable or the amount or validity of which is being contested; (B) mechanics, carriers, workers, repairers and similar statutory liens arising or incurred in the ordinary course of business; (C) zoning, entitlement, building and other land use regulations imposed by governmental agencies having jurisdiction over the Real Property which are not violated by the current use and operation of the Real Property; and (D) covenants, conditions, restrictions, easements and other matters of record affecting title to the Real Property which do not impair the occupancy or use of the Real Property for the purposes for which it is used in connection with the Company.

     "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "RESTRICTED SECURITIES" means (i) the Preferred Stock issued hereunder and pursuant to paragraph 1C hereof, (ii) the Common Stock issued upon conversion of Preferred Stock and (iii) any securities issued with respect to the securities referred to in clauses (i) or (ii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) become eligible for sale pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or (c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in paragraph 9C have been delivered by the Company in accordance with paragraph 4B. Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in paragraph 9C.

     "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar federal law then in force.

     "SECURITIES AND EXCHANGE COMMISSION" includes any governmental body or agency succeeding to the functions thereof.

     "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

     "SUBSIDIARY" means any corporation of which the securities having a majority of the ordinary voting power in electing the board of directors are, at the time as of which any determination is being made, owned by the Company either directly or through one or more Subsidiaries.

     "UNDERLYING COMMON STOCK" means (i) the Common Stock issued or issuable upon conversion of the Preferred Stock and (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement, any Person who holds Preferred Stock shall be deemed to be the holder of the Underlying Common Stock obtainable upon conversion of the Preferred Stock in connection with the transfer thereof or otherwise regardless of any restriction or limitation on the conversion of the Preferred Stock, such Underlying Common Stock shall be deemed to be in existence, and such Person shall be entitled to exercise the rights of a holder of Underlying Common Stock hereunder. As to any particular shares of Underlying Common Stock, such shares shall cease to be Underlying Common Stock when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) distributed to the public pursuant to Rule 144 under the Securities Act (or any similar provision then in force) or
(c) repurchased by the Company or any Subsidiary.

     "WHOLLY OWNED SUBSIDIARY" means, with respect to any Person, a Subsidiary of which all of the outstanding capital stock or other ownership interests are owned by such Person or another Wholly Owned Subsidiary of such Person.


     Section 9. MISCELLANEOUS.

     9A. EXPENSES. The Company shall pay, and hold each Purchaser and all holders of Preferred Stock and Underlying Common Stock harmless against liability for the payment of, (i) the reasonable fees and expenses of their special counsel arising in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement which shall be payable at the Closing or, if the Closing does not occur, payable upon demand, (ii) the reasonable fees and expenses incurred with respect to any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement, the agreements contemplated hereby, the Certificate of Incorporation or the Certificate of Designation, (iii) stamp and other taxes which may be payable in respect of the execution and delivery of this Agreement or the issuance, delivery or acquisition of any shares of Preferred Stock or any shares of Common Stock issuable upon conversion of Preferred Stock, (iv) the reasonable fees and expenses incurred with respect to the enforcement of the rights granted under this Agreement, the agreements contemplated hereby, the Certificate of Incorporation and the Certificate of Designation, and (v) the reasonable fees and expenses incurred by each such Person in any filing with any governmental agency (other than a federal or state taxing authority) with respect to its investment in the Company.

     9B. REMEDIES. Each holder of Preferred Stock and Underlying Common Stock shall have all rights and remedies set forth in this Agreement, the Certificate of Incorporation and the Certificate of Designation and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

     9C. PURCHASER'S INVESTMENT REPRESENTATIONS. Each Purchaser hereby represents that it is acquiring the Restricted Securities purchased hereunder or acquired pursuant hereto for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided that nothing contained herein shall prevent any Purchaser and subsequent holders of Restricted Securities from transferring such securities in compliance with the provisions of Section 4 hereof. Each certificate or instrument representing Restricted Securities shall be imprinted with a legend in substantially the following form:

         "The securities represented by this certificate were originally issued on October 23, 1996 and have not been registered under the Securities Act of 1933, as amended. The transfer of the securities represented by this certificate is subject to the conditions specified in the Purchase Agreement, dated as of October 23, 1996 and as amended and modified from time to time, among the issuer (the "Company"), Antares Leveraged Capital Corp. and Golder, Thoma, Cressey, Rauner Fund IV Limited Partnership, and the Company reserves the right to refuse the transfer of such securities until such conditions have been fulfilled with respect to such transfer. A copy of such conditions shall be furnished by the Company to the holder hereof upon written request and without charge."

     9D. CONSENT TO AMENDMENTS. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of a majority of the outstanding Preferred Stock; provided that if there is no Preferred Stock outstanding, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, only if the Company has obtained the written consent of the holders of a majority of the Underlying Common Stock. No other course of dealing between the Company and the holder of any Preferred Stock or Underlying Common Stock or any delay in exercising any rights hereunder or under the Certificate of Incorporation or Certificate of Designation shall operate as a waiver of any rights of any such holders. For purposes of this Agreement, shares of Preferred Stock or Underlying Common Stock held by the Company or any Subsidiaries shall not be deemed to be outstanding.

     9E. SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for any Purchaser's benefit as a purchaser or holder of Preferred Stock or Underlying Common Stock are also for the benefit of, and enforceable by, any subsequent holder of such Preferred Stock or such Underlying Common Stock.

     9F. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     9G. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

     9H. DESCRIPTIVE HEADINGS; INTERPRETATION. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

     9I. GOVERNING LAW. THE CORPORATE LAW OF THE STATE OF DELAWARE SHALL GOVERN ALL ISSUES AND QUESTIONS CONCERNING THE RELATIVE RIGHTS AND OBLIGATIONS OF THE COMPANY AND ITS STOCKHOLDERS. ALL OTHER ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT AND THE EXHIBITS AND SCHEDULES HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF ILLINOIS OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF ILLINOIS. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF ILLINOIS SHALL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT (AND ALL SCHEDULES AND EXHIBITS HERETO), EVEN THOUGH UNDER THAT JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

     9J. NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the Purchasers and to the Company at the addresses indicated below:

                  IF TO THE COMPANY:

                                    Esquire Communications Ltd.
                                    216 East 45th Street, 8th Floor
                                    New York, NY  10017
                                    Attention:  Malcolm L. Elvey

                  WITH A COPY TO:

                                    Stroock & Stroock & Lavan
                                    7 Hanover Square
                                    New York, NY  10004
                                    Attention:   Martin H. Neidell

                  IF TO GTCR:

                                    Golder, Thoma, Cressey, Rauner Fund IV, L.P.
                                    c/o Golder, Thoma, Cressey, Rauner, Inc.
                                    6100 Sears Tower
                                    Chicago, IL  60606
                                    Attention: Joseph P. Nolan

                  WITH A COPY TO:

                                    Kirkland & Ellis
                                    200 East Randolph Drive
                                    Chicago, IL 60601
                                    Attention: Kevin R. Evanich
                                               John A. Schoenfeld

                  IF TO ANTARES:

                                   Antares Leveraged Capital Corp.
                                   311 S. Wacker Drive, Suite 2725
                                   Chicago, IL  60606
                                   Attention:   Steven J. Robinson


                  WITH A COPY TO:

                                   Katten, Muchin & Zavis
                                   525 West Monroe, Suite 1600
                                   Chicago, IL  60661
                                   Attention:   Stuart Shulruff

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

     9K. NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

     9L. CONSENTS. Whenever prior written consent of the holders of at least a majority of outstanding Preferred Stock is required under this Agreement, so long as any Purchaser continues to own a majority of the Preferred Stock, the affirmative vote or consent of a member of the Board designated by such Purchaser shall constitute such consent.

     9M. NO EFFECT UPON LENDING RELATIONSHIP. Notwithstanding anything herein to the contrary, nothing contained in this Agreement shall affect, limit or impair the rights and remedies of Antares or any other lender in their capacity as a lender to the Company pursuant to any agreement under which the Company has borrowed money.

                                   * * * * *

     IN WITNESS WHEREOF, the parties hereto have executed this Purchase Agreement on the date first written above.


                            ESQUIRE COMMUNICATIONS LTD.

                            By: /s/ Malcolm Elvery

                            Its: Chairman of the Board


                            GOLDER, THOMA, CRESSEY, RAUNER FUND IV LIMITED
                                   PARTNERSHIP

                                By:   GTCR IV, L.P., General partner
                                By:   Golder, Thoma, Cressey, Rauner, Inc.
                                Its:  General Partner


                                By: /s/

                                Its: Principal

               [Continuation of Purchase Agreement Signature Page]

                                 ANTARES LEVERAGED CAPITAL CORP.


                                 By:  /s/

                                 Its: Director

                                LIST OF EXHIBITS

Exhibit A   - Certificate of Designation
Exhibit B   - Registration Agreement
Exhibit C   - Stockholders Agreement
Exhibit D   - Opinion of Counsel

                          LIST OF DISCLOSURE SCHEDULES

        Termination, Amendment or Waiver Schedule
        Capitalization Schedule
        Subsidiary Schedule
        Restrictions Schedule
        Financial Statements Schedule
        Liabilities Schedule
        Developments Schedule
        Assets Schedule
        Real Property Schedule
        Leases Schedule
        Taxes Schedule
        Contracts Schedule
        Employee Benefits Schedule
        Intellectual Property Schedule
        Litigation Schedule
        Consent Schedule
        Insurance Schedule
        Employees Schedule
        Affiliated Transactions Schedule